EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the captions "Experts" in the registration statement incorporated by reference herein on Form S-3 filed on June 28, 2000 (File No. 333-38354) and related prospectus of Greg Manning Auctions, Inc. for the registration of 31,054 shares of its common stock and to the incorporation by reference of our report dated September 29, 2000, with respect to the consolidated financial statements of Greg Manning Auctions, Inc. included in its Annual Report (Form 10-KSB) as of June 30, 2000 and for the year then ended filed with the Securities and Exchange Commission.


                                            /s/ Amper, Politziner & Mattia P.A.

November 3, 2000
Edison, New Jersey


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